EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT
Anixter International Inc.
List of Subsidiaries as of January 2, 2009

Jurisdiction of
Company Name	Incorporation
Anixter Inc.	Delaware
Accu-Tech Corporation	Georgia
Accu-Tech Enterprises, Inc.	Georgia
Anixter Australia Pty. Ltd.	Australia
ALLNET Technologies Pty. Ltd.	Australia
Anixter (Barbados) SRL	Barbados
Anixter Cables y Manufacturas, S.A. de C.V.	Mexico
Anixter Chile S.A.	Chile
Anixter Colombia S.A.	Colombia
Anixter Costa Rica S.A.	Costa Rica
Anixter de Mexico, S.A. de C.V.	Mexico
Anixter Logistica y Servicios (ALS)	Mexico
Anixter do Brazil Ltda.	Brazil
Anixter Dominicana, S.A.	Dominican Republic
Anixter Information Systems Corporation	Illinois
Anixter Jamaica Limited	Jamaica
Anixter Korea Limited	Korea
Anixter New Zealand Limited	New Zealand
Anixter Panama, S.A.	Panama
Anixter Peru, S.A.C.	Peru
Anixter Philippines Inc.	Delaware
Anixter Procurement Corporation	Illinois
Anixter Puerto Rico, Inc.	Delaware
Anixter-Real Estate Inc.	Illinois
Anixter Receivables Corporation	Delaware
Anixter Venezuela Inc.	Delaware
Quality Screw de Mexico, S.A. de C.V.	Mexico
Anixter Financial Inc.	Delaware
Anixter Communications (Malaysia) Sdn Bhd	Malaysia
Anixter India PVT Limited	India
Anixter Japan KK	Japan
Anixter Singapore Pte. Ltd.	Singapore
Anixter Thailand Inc.	Delaware
Anixter Hong Kong Limited	Hong Kong
Anixter International (Qingdao) Trading Company Limited.	China
Anixter Communications (Shanghai) Co. Limited	China
Anixter Holdings, Inc.	Delaware
Anixter Argentina S.A.	Argentina
Servicios Anixter, S.A. de C.V.	Mexico
Anixter AEH Holdings Inc.	Delaware
Anixter (CIS) LLC	Russia
B.E.L. Corporation	Delaware

SUBSIDIARIES OF THE REGISTRANT (Continued)

Jurisdiction of
Company Name	Incorporation
Anixter Eurotwo Holdings B.V.	The Netherlands
Anixter Danmark A/S	Denmark
Anixter Deutschland GmbH	Germany
Anixter Hungary Ltd.	Hungary
Anixter Iletsim Sistemleri Pazarlama ve Ticaret A.S.	Turkey
Anixter Network Systems Greece L.L.C.	Greece
Anixter Norge A.N.S.	Norway
Anixter Poland Sp.z.o.o.	Poland
Anixter Portugal S.A.	Portugal
Anixter Sverige AB	Sweden
Anixter Austria GmbH	Austria
Anixter Czech a.s.	Czech Republic
Anixter Slovakia s.r.o.	Slovak Republic
Anixter Eurofin B.V.	The Netherlands
Anixter Canada Inc.	Canada
WireXpress Ltd.	Canada
Anixter Finance Limited	United Kingdom
Anixter Eurinvest B.V.	The Netherlands
Anixter Belgium B.V.B.A.	Belgium
Anixter Espaňa S.L.	Spain
Anixter France SARL	France
Anixter Holding France SAS	France
Sofrasar SAS	France
Sofrasar Techniques d’Assemblage SARL	France
Sofrasar Engineering SARL	France
Sofrasar s.r.o.	Czech Republic
GU-GE Xing Fasteners Trade, Shanghai	China
Anixter Holdings Deutschland GmbH	Germany
Camille Gergen Verwaltungsgesellschaft mbH	Germany
Camille Gergen GmbH & Co., KG	Germany
Camille Gergen Bulgaria EOOD	Bulgaria
Anixter Logistics, Europe B.V.B.A.	Belgium
Anixter Nederland B.V.	The Netherlands
Anixter Switzerland Sàrl	Switzerland
Anixter International B.V.B.A.	Belgium
Anixter Italia S.r.l.	Italy
AGL Logistic S.r.l.	Italy
Anixter International Limited	United Kingdom
Anixter Power & Construction Limited	United Kingdom
Anixter Holdings Limited	United Kingdom
Anixter Limited	United Kingdom
Anixter Distribution Ireland Limited	Ireland
Webb Fasteners Limited	United Kingdom
Anixter Pension Trustees Limited	United Kingdom
Anixter (U.K.) Limited	United Kingdom
Anixter Middle East FZE	United Arab Emirates

SUBSIDIARIES OF THE REGISTRANT (Continued)

Jurisdiction of
Company Name	Incorporation
Heyco Limited	United Kingdom
Total Supply Solutions Limited	United Kingdom
Component Logistics s.r.o	Czech Republic
Component Industries Limited	United Kingdom
Component Logistics Limited	United Kingdom
Diss Fasteners Limited	United Kingdom
W H Fluidpower Limited	United Kingdom
Mercia-Centaur Limited	United Kingdom
Eagerport Limited	United Kingdom
Infast Group Limited	United Kingdom
Haden Drysys S.A.	Spain
HMH Pension Trustees Limited	United Kingdom
Fawndeck Limited	United Kingdom
AW2 Limited	United Kingdom
Industrial Fasteners Limited	United Kingdom
HMH Fasteners Limited	United Kingdom
Ohta-Philidas Limited	United Kingdom
Industrial Fastener Supplies Limited	United Kingdom
IP (Pontefract) Limited	United Kingdom
GKS (UK) Limited	United Kingdom
GKS Centrepiece Limited	United Kingdom
Infast Automotive Limited	United Kingdom
Infast Subsidiary No. 2 Limited	United Kingdom
Centrepiece Engineering Limited	United Kingdom
GL Holding of Delaware, Inc.	Delaware
Itel Corporation	Delaware
Itel Container Ventures Inc.	Delaware
ICV GP Inc.	Delaware
Itel Rail Holdings Corporation	Delaware
Fox River Valley Railroad Corporation	Wisconsin
Green Bay & Western Railroad Company	Wisconsin
Michigan & Western Railroad Company	Michigan
Rex Railways, Inc.	New Jersey
Signal Capital Corporation	Delaware
Richdale, Ltd.	Delaware
Signal Capital Projects, Inc.	Delaware
Railcar Services Corporation	Delaware